Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 2, 2026, incorporated by reference in this Post-Effective Amendment No. 1 to the Registration Statement (Form F-3 No. 333-289729) on Form S-3 and related Prospectus of SharkNinja, Inc. for the registration of ordinary shares.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 2, 2026